EXHIBIT 10.9

Supplement Agreement to the Assets Transfer and the Liabilities of Breach

Purchaser: Wits Basin Precious Minerals Incorporated and its wholly owned subsidiary, China Global Mining Resources Limited

Seller and Guarantor: Mr. Lu Ben-Zhao, Nanjing Sudan Mining Company, Maanshan Xiaonanshan Mining Company and Maanshan Zhaoyuan Mining Company

The purchaser and the seller once signed the following contracts for purchasing Nanjing Sudan Mining Company, Maanshan Xiaonanshan Mining Company and Maanshan Zhaoyuan Mining Company ( collectively "object of transaction"):

1. Contract number 260018_6 dated May, 2007;

2. Amendment from October 2007 whereby said all the contractual rights and obligations of China Global Mining Resources Limited was assigned to Wits Basin at its sole and absolute option;

3. Amendment updating payment schedule as signed in January, 2008, in Zurich, Switzerland

As the assets of the "object of transaction" have changed since the formation of the contract No. 260018_6, the purchaser and the seller shall sign this supplement agreement to ensure the complete fulfillment of the contract, as follows:

1. From the formation of the contract No. 260018_6 to Jan.lst , 2008, all the changes of the chattel and real estate including but not limited to the increasing, decreasing, damages, maintenance and refitment, which take place with the increase of the total value of the assets, belong to the properties of the "object of transaction" before the completion of the transaction.

2. The seller shall fulfill the delivery procedures of the "object of transaction", meanwhile, the seller shall provide a list of the change of the chattel and real estate, with some relevant purchase vouchers or others, during the period from May lst , 2007 to the completion of the transaction.

3. From Jan.1st , 2008 to the date of completion of the transaction, the purchaser shall pay the "object of transaction" for the chattel and real estate newly purchased as per the general market price agreed upon by both parties, excluding the transaction price.

4. In order to represent their wishes to fulfill the contract more accurately, both parties agree to take the following items into consideration:

a: Either party in breach shall pay the other party 10% of the total amount involved;

b: Should either party be in breach, the other party has rights to terminate the contract or to continue fulfilling the contract after accepting the breach penalty.

5. Should the articles stipulated in this agreement be different from the previous agreements or documents signed by the seller and the purchaser, this supplement agreement should be taken as valid and binding.

Wits Basin Precious Minerals Incorporated

/s/ Stephen D. King
Stephen D. King, CEO (signature subject to Board of Directors ratification)

China Global Mining Resources Limited

/s/ William B. Green
William B. Green, President

Nanjing Sudan Mining Co., Matang Zhaoyuan Mining Co., Xiannanshan Mining Co.

/s/ Lu Ben-Zhao
Lu Ben-Zhao, owner